Exhibit 99.1

Pingtan Marine Enterprise Chief Executive Officer Intends to Continue to Purchase Ordinary Shares of Pingtan

FUZHOU, China, May 31, 2018 /PRNewswire/ -- Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced that Chairman and Chief Executive Officer, Mr. Xinrong Zhuo has advised the Company that he intends to continue to purchase ordinary shares of Pingtan from time to time, subject to market conditions.

In May 2017, Mr. Zhuo advised the Company that he intended to purchase at least one million ordinary shares within the next year. Since that time, as of the close of business on May 30, 2018, Mr. Zhuo has purchased an aggregate of 473,487 ordinary shares. Shares may be purchased in the open market or in privately negotiated transactions.

Mr. Zhuo commented, “As I stated last year, I continue to believe that based on the fundamental strengths, long-term prospects of the Company and market trends, Pingtan’s stock is undervalued. At current market price, Pingtan’s stock is still undervalued, and I will continue to purchase the ordinary shares of Pingtan, until the number reaches at least one million. This is indeed an attractive investment and also represents my confidence in the future of Pingtan.”

Mr. Zhuo currently owns 44,872,355 ordinary shares of Pingtan. As of May 31, 2018, there were a total of 79,055,053 ordinary shares of Pingtan outstanding.

The timing and actual number of shares purchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. Share purchases will be reported on Form 4 and filed with the Securities and Exchange Commission.

About Pingtan

Pingtan is a global fishing company engaging in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include the ability to successfully finish the modification and rebuilding of 27 vessels and begin fishing operations as expected; unanticipated delays in the modification and rebuilding process; need for additional capital and the availability of financing; our ability to successfully manage relationships with customers, distributors and other important relationships; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income; construction delays, cost overruns and inability to obtain proper permits for the processing factory; inability to sell products to the end-customer at the levels anticipated; and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

ryu@ptmarine.net

Maggie Li

IR Manager

Pingtan Marine Enterprise Ltd.

Tel: +86 591 8727 1753

mli@ptmarine.net

INVESTOR RELATIONS COUNSEL:

The Equity Group Inc.

Katherine Yao, Senior Associate

Tel: +86 10 6587 6435

kyao@equityny.com